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Exhibit 23.2

Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 2, 2003, included in the Joint Proxy Statement of NOMOS Corporation that is made part of the Registration Statement (Form S-4) which also constitutes the Proxy Statement and Prospectus of North American Scientific, Inc. for the registration of 5,263,063 shares of its common stock.

                      /s/ Ernst & Young LLP

Pittsburgh, Pennsylvania
November 24, 2003

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Consent of Independent Auditors